Exhibit 99.1

Arrow Electronics Posts First Quarter Results

    MELVILLE, N.Y.--(BUSINESS WIRE)--April 22, 2003--Arrow Electronics, Inc. (NYSE:ARW) today reported a first quarter 2003 net loss of $.9 million ($.01 per share) on sales of $1.98 billion, compared with a net loss of $600.9 million ($6.04 and $5.93 per share on a basic and diluted basis, respectively) on sales of $1.84 billion in last year's first quarter. The company's results for the first quarter of 2003 include a number of items that impact the comparability of those results to prior periods:

    -- In the first quarter, Arrow initiated a series of actions to make its organizational structure, systems, and processes in North America more efficient, the net result of which will be to reduce the company's cost structure by $40 million annually. The impact of these actions will begin to be reflected in the company's results during the second quarter, and the company expects that a majority of the targeted cost savings will be achieved by June 30, 2003. The company has recorded a restructuring charge of $6.7 million ($4.7 million after taxes or $.05 per share) in the first quarter and anticipates recording additional charges of between $5 and $8 million in the second quarter.

    -- Also included in the first quarter is a special charge of $6.9 million ($4.8 million after taxes or $.05 per share) associated with the acquisition and integration of the Industrial Electronics Distribution ("IED") business of
        Pioneer-Standard Electronics Inc. at the end of February.

    -- During the first quarter, the company repurchased $70 million of its 8.2% notes that mature in the fourth quarter of 2003. The premium paid, along with the write-off of related deferred issuance costs, resulted in a charge of $2.6 million ($1.5 million after taxes or $.01 per share). Under newly-effective accounting rules, the premium paid to repurchase a company's debt is no longer recorded as an extraordinary charge.

    Excluding the aforementioned items, net income for the quarter ended March 31, 2003 was $10.1 million ($.10 per share).
    Last year's first quarter results include a charge of $603.7 million ($6.07 and $5.96 per basic and diluted share, respectively) related to the company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," which has been recorded as a cumulative effect of change in accounting principle as of January 1, 2002. Also, in the second quarter of 2002, the company sold its Gates/Arrow commodity computer products business, the sale of which has been accounted for as a discontinued operation. Included in last year's first quarter results was $.7 million of net income from discontinued operations ($.01 per share). Excluding the impairment charge and the net income from discontinued operations, net income from continuing operations in last year's first quarter was $2.1 million or $.02 per share.
    Worldwide components revenue of $1.49 billion was up 13% sequentially and 11% over last year's first quarter, with increases posted in all regions around the world. Excluding foreign exchange and the estimated impact of the IED business, components revenue grew 9% from the fourth quarter and 4% from last year's first quarter. Operating income as a percentage of sales was 3.4%, up 40 basis points sequentially but down 30 basis points from last year's first quarter.
    "We completed the acquisition of Pioneer's IED at the end of February," said William E. Mitchell, President and Chief Executive Officer of Arrow, "and successfully integrated that business into Arrow over the ensuing weekend." "As a result, our first quarter includes an estimated one to two cents of earnings per share from the acquisition," he added.
    Worldwide computer products sales totaled $490 million, down 15% from the seasonally strong fourth quarter but 1% over last year's first quarter. Operating income was 3.2% of sales, down 90 basis points sequentially, but up 80 basis points over last year's first quarter.
    "Our North American Computer Products businesses performed very well, building on the momentum generated last year as we continue our strategic focus on the mid-range product offerings of IBM, H-P, and Sun," Mr. Mitchell said. "Operating income increased by more than 58% over last year's first quarter."
    Arrow Electronics is one of the world's largest distributors of electronic components and computer products and a leading provider of services to the electronics industry. Headquartered in Melville, New York, Arrow serves as a supply channel partner for more than 600 suppliers and over 150,000 original equipment manufacturers, contract manufacturers, and commercial customers through more than 190 sales facilities and 21 distribution centers in 40 countries. Detailed information about Arrow's operations can be found at www.arrow.com.

    Pro Forma Results

    In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), Arrow also discloses pro forma or non-GAAP results of operations that exclude certain items. Arrow discloses such pro forma information in order to reflect underlying operating performance and to permit shareholders and other readers to better assess the company's operating results. Such information is provided as a complement to results provided in accordance with GAAP.

    Safe Harbor

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release contains forward-looking statements that are subject to certain risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but are not limited to: industry conditions, changes in product supply, pricing, and customer demand, competition, other vagaries in the computer and electronic components markets, changes in relationships with key suppliers and the other risks described from time to time in the company's reports to the Securities and Exchange Commission (including the company's Annual Report on Form 10-K). Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any forward-looking statements.


                        ARROW ELECTRONICS, INC.
                 CONSOLIDATED STATEMENT OF OPERATIONS
                 (In thousands except per share data)

                                                 Three Months Ended
                                                       March 31,
                                               ----------------------
                                                   2003        2002
                                                   ----        ----

Sales                                          $1,980,105  $1,844,539
                                               ----------  ----------
Costs and expenses:
  Cost of products sold                         1,645,048   1,530,007
  Selling, general and administrative expenses    269,776     252,190
  Depreciation and amortization                    16,912      17,671
  Restructuring charge                              6,690           -
  Integration charge                                6,904           -
                                               ----------  ----------
                                                1,945,330   1,799,868
                                               ----------  ----------

Operating income                                   34,775      44,671

Equity in earnings of affiliated companies            315         153

Loss on prepayment of debt                          2,552           -

Interest expense                                   33,296      41,242
                                               ----------  ----------

Income (loss) before income taxes and
minority interest                                    (758)      3,582

Provision for income taxes                             45       1,371
                                               ----------  ----------

Income (loss) before minority interest               (803)      2,211

Minority interest                                     102         126
                                               ----------  ----------

Income (loss) from continuing operations             (905)      2,085

Income from discontinued operations, net of
 taxes (A)                                              -         699
                                               ----------  ----------

Income (loss) before cumulative effect of
 change in accounting principle                      (905)      2,784
                                               ==========  ==========

Cumulative effect of change in accounting
 principle (B)                                          -    (603,709)
                                               ----------  ----------

Net loss                                       $     (905) $ (600,925)
                                               ==========  ==========

Net loss per basic share:
  Income (loss) from continuing operations     $     (.01) $      .02
  Income from discontinued operations (A)               -         .01
  Cumulative effect of change in accounting
   principle (B)                                        -       (6.07)
                                               ----------  -----------
  Net loss per basic share                     $     (.01) $    (6.04)
                                               ==========  ===========

Net loss per diluted share:
  Income (loss) from continuing operations     $     (.01) $      .02
  Income from discontinued operations (A)               -         .01
  Cumulative effect of change in accounting
   principle (B)                                        -       (5.96)
                                               ----------  -----------
  Net loss per diluted share                   $     (.01) $    (5.93)
                                               ==========  ===========

Average number of shares outstanding:
    Basic                                          99,902      99,535
    Diluted                                        99,902     101,266

                      See accompanying footnotes.

   This interim report is subject to independent audit at year-end.




                        ARROW ELECTRONICS, INC.
                               FOOTNOTES


(A) In May 2002, the company sold substantially all of the assets of Gates/Arrow Distributing, a business unit within the company's North American Computer Products group that sells commodity computer products such as printers, monitors, other peripherals, and software to value-added resellers in North America. This business is accounted for as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Accordingly, its results have been included in the consolidated statement of operations as a single line item and all prior period information has been restated to reflect this presentation.

(B) The company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," as of January 1, 2002. As a result of the evaluation process, the company recorded an impairment charge of $603.7 million ($6.07 and $5.96 per share on a basic and diluted basis, respectively). In accordance with the transitional rules, the company has recorded the impairment charge as a cumulative effect of change in accounting principle effective with the first quarter of 2002.


                        ARROW ELECTRONICS, INC.
                      CONSOLIDATED BALANCE SHEET
                            (In thousands)

                                             March 31,    December 31,
                                                2003          2002
                                           ------------   ------------
Assets

Current assets:
  Cash and short-term investments          $    341,332    $  694,092
  Accounts receivable, net                    1,525,287     1,378,562
  Inventories                                 1,328,264     1,201,271
  Other                                          59,792        59,810
                                           -------------  ------------

Total current assets                          3,254,675     3,333,735

Property, plant and equipment, net              297,517       299,518
Investments in affiliated companies              32,744        32,527
Cost in excess of net assets of
  companies acquired, net of
  amortization                                  821,929       748,368
Other assets                                    271,745       253,457
                                           -------------  ------------

                                           $  4,678,610    $4,667,605
                                           =============  ============

Liabilities and Shareholders' Equity

Current liabilities:
  Accounts payable                         $    961,086    $  917,271
  Accrued expenses                              284,900       258,774
  Short-term borrowings, including
    current portion of long-term debt           221,225       286,348
                                           -------------  ------------

Total current liabilities                     1,467,211     1,462,393

Long-term debt                                1,816,900     1,807,113
Other                                           162,791       162,850
Shareholders' equity                          1,231,708     1,235,249
                                           -------------  ------------

                                           $  4,678,610    $4,667,605
                                           =============  ============

   This interim report is subject to independent audit at year-end.




                        ARROW ELECTRONICS, INC.
                          SEGMENT INFORMATION
                            (In thousands)



                                            Three Months Ended
                                                 March 31,
                                        -------------------------
                                           2003(A)         2002
                                           -------         ----
Sales:
 Components                             $1,490,291     $1,349,267
 Computer products                         489,814        495,272
                                        ----------     ----------
  Consolidated                          $1,980,105     $1,844,539
                                        ==========     ==========


Operating income:
 Components                             $   50,620     $   49,851
 Computer products                          15,616         11,756
 Corporate                                 (31,461)       (16,936)
                                        ----------     ----------
  Consolidated                          $   34,775     $   44,671
                                        ==========     ==========

(A) Includes a restructuring charge of $6.7 million and an integration charge of $6.9 million related to the acquisition and integration of the Industrial Electronics Distribution (IED) business of Pioneer-Standard Electronics Inc.


   This interim report is subject to independent audit at year-end.



                        ARROW ELECTRONICS, INC.
                        EARNINGS RECONCILIATION
                 (In thousands except per share data)

                                                   Three Months Ended
                                                         March 31,
                                                   -------------------
                                                      2003      2002
                                                      ----      ----

 Net loss, as reported                             $  (905) $(600,925)
   Income from discontinued operations,
    net of taxes                                         -       (699)
   Restructuring charge, net of taxes                4,673          -
   Integration charge, net of taxes                  4,822          -
   Loss on prepayment of debt, net of taxes          1,526          -
   Cumulative effect of change in accounting
     principle                                           -    603,709
                                                   -------- ----------
 Net income, as adjusted                           $10,116  $   2,085
                                                   ======== ==========


 Net loss per diluted share, as reported           $  (.01) $   (5.93)
   Income from discontinued operations                   -       (.01)
   Restructuring charge                                .05          -
   Integration charge                                  .05          -
   Loss on prepayment of debt                          .01          -
   Cumulative effect of change in accounting
     principle                                           -       5.96
                                                   -------- ----------
 Net income per diluted share, as adjusted         $   .10  $     .02
                                                   ======== ==========


    CONTACT: Arrow Electronics, Inc.
             Robert E. Klatell
             Executive Vice President
             631-847-1830
                         or
             Eileen M. O'Connor
             Vice President, Investor Relations
             631-847-5740